BLUCORA, INC. 8-K

Exhibit 10.2

EXHIBIT A

Form of RSU Award Agreement

BLUCORA, INC.
2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

(PERFORMANCE-BASED RESTRICTED STOCK UNITS)

TO: Ann Bruder (the “Participant” or “you”)

FROM: Blucora, Inc., a Delaware corporation (the “Company”)

You are hereby granted by the Company a Cash-Settled Restricted Stock Unit Award (the “Award”) under the Blucora, Inc. 2018 Long-Term Incentive Plan (the “Incentive Plan”). Each cash-settled restricted stock unit (an “RSU”) subject to the Award has a notional value equivalent to one share of the Company’s Common Stock (“Share”) for purposes of determining the value of the cash payment to be made pursuant to the settlement of the Award.

The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the "Notice of Grant") and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Incentive Plan, each of which are incorporated by reference into this Notice of Grant. Capitalized terms that are not defined in the Notice of Grant shall have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Incentive Plan.

Date of Grant: February 2, 2023

Award Number: [__]

Number of RSUs Subject to the Award: [___] (“RSUs”)

Vesting Schedule: Except as specifically provided in the Agreement and subject to the restrictions and conditions set forth in the Incentive Plan, the RSUs shall vest on the Vesting Date (as defined on Schedule 1 to this Notice of Grant, attached hereto, which is incorporated by reference into this Notice of Grant), based upon the achievement of the performance goals set forth on Schedule 1 (the “Performance Vesting Conditions”).

Additional Terms/Acknowledgment: You acknowledge and agree that the Notice of Grant and the vesting schedule set forth herein do not constitute an express or implied promise of your continued engagement as an employee, officer, director or other service provider for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your employment or service relationship with the Company or its Related Companies at any time, with or without cause.

Exhibit A to Consulting Agreement – 1

Release. You acknowledge and agree that the payment in respect of any vested RSUs is subject to, and contingent upon, your execution of a General Release and Waiver (the “Release”) in the form attached as Exhibit B to the Consulting Agreement, dated as of January 24, 2023, by and between you and the Company (the “Consulting Agreement”), within twenty-one (21) calendar days following the Vesting Date and you thereafter not revoking such Release.

* * * * * * *

[Remainder of Page Intentionally Left Blank - Signature Page Follows.]

Exhibit A to Consulting Agreement – 2

By your signature below or electronic acceptance, you agree that the Notice of Grant, the Agreement, and the Incentive Plan, constitute your entire agreement with respect to the Award, and except as set forth therein, may not be modified except by means of a writing signed by the Company and you. This Notice of Grant and Agreement may be executed and/or accepted electronically and/or executed in duplicate counterparts, the production of either of which (including a signature or proof of electronic acceptance) shall be sufficient for all purposes for the proof of the binding terms of this Award.

BLUCORA, INC.	PARTICIPANT

*
By: [_____]	By: Ann Bruder

Its: [_____]	*Electronic acceptance of this Award shall bind the Participant.

Attachments:

1. Performance Vesting Conditions

2. Restricted Stock Unit Agreement

2. 2018 Incentive Plan

3. 2018 Plan Prospectus

4. 2022 Proxy/2022 10-K

Exhibit A to Consulting Agreement – 3

SCHEDULE 1

BLUCORA, INC.

2018 LONG-TERM INCENTIVE PLAN

PERFORMANCE VESTING CONDITIONS

Performance Period:	The “Consulting Period” (as defined in the Consulting Agreement)

Performance Goals:	The Participant must satisfactorily perform all “Consulting Services” (as defined in the Consulting Agreement), as determined by the Company in its reasonable discretion, during the Performance Period, provided that the Company shall provide ten (10) business days written notice to Participant to cure any failure or refusal to perform and Participant shall have failed to cure such failure or refusal.

Vesting Date:	July 1, 2023 (or, if earlier, upon the date that the Company and Contractor mutually agree to terminate the Consulting Agreement on account of the completion of the Consulting Services), provided that you are providing services to the Company or a Related Company on such date.

Vesting Schedule:	One hundred percent (100%) of the RSUs will vest based on the achievement of the Performance Goals.

Forfeiture:	Except as otherwise provided herein, vesting will cease upon your Termination of Service prior to the Vesting Date and the unvested portion of the Award will immediately terminate and be forfeited.

Exhibit A to Consulting Agreement – 4

EXHIBIT A

BLUCORA, INC.
2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.           Grant. The Company hereby grants to the Participant listed on the Notice of Grant (the “Participant”) an Award of RSUs, as set forth in the Notice of Grant and subject to the terms and conditions in the Notice of Grant, this Restricted Stock Unit Agreement (this “Agreement”) and the Incentive Plan. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to them in the Notice of Grant, and if not defined in the Notice of Grant, the meanings given to them in the Incentive Plan.

2.           Company’s Obligation. Each RSU represents the right to receive a cash payment equal to the Fair Market Value of a Share upon the vesting of such RSU. Unless and until the RSUs vest and the Release becomes effective, the Participant will have no right to receive any payment under such RSUs. Prior to the Company making the cash payment pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company.

3.           Vesting Schedule. Subject to Paragraph 4 hereof and to any other relevant Incentive Plan provisions, the RSUs awarded by this Agreement will vest according to the vesting schedule specified in the Notice of Grant.

4.           Forfeiture upon Termination of Service. Except as provided in the Notice of Grant, if the Participant has a Termination of Service for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5.           Payment After Vesting. Subject to Paragraph 18 hereof, for any RSUs that vest in accordance with Paragraph 3, the Participant (or in the event of the Participant’s death, to his or her estate) will be paid an amount in cash equal to (i) the Fair Market Value of a Share as of the vesting date, multiplied by (ii) the number of RSUs which have become vested, or as soon as practicable after, the vesting date (but in any event, within sixty (60) days of the date on which the RSUs vest).

6.           Withholding Taxes. The payment of any amount with respect to any vested RSUs shall be subject to the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such payment. The Company shall deduct any federal, state or local withholding tax obligations from any cash payments made pursuant to this Agreement.

7.           Payments After Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

Exhibit A to Consulting Agreement – 5

8.           Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of the Award. Except as otherwise provided in Paragraph 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the settlement of the Award. The Participant agrees to execute any documents requested by the Company in connection with the settlement of the Award.

9.           Adjustments. The number of RSUs subject to the Award shall be subject to adjustment in accordance with Article 11 of the Incentive Plan.

10.         No Effect on Employment or Service Relationship. Nothing in the Incentive Plan or any Award granted under the Incentive Plan will be deemed to constitute an employment or service contract or confer or be deemed to confer any right for the Participant to continue in the employ or service of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate the Participant’s employment or other service relationship at any time, with or without cause.

11.         Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by interoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.

12.         Award Is Not Transferable. Except to the limited extent provided in Paragraph 7, the Award and the rights and privileges conferred hereby may not be transferred, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void.

13.         Binding Agreement. Subject to the limitation on the transferability of the Award contained herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors and assigns.

14.         Conflicting Terms; Incentive Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Incentive Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Incentive Plan, the provisions of the Incentive Plan will govern.

15.         Committee Authority; Decisions Conclusive and Binding. The Participant acknowledges that a copy of the Incentive Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all the terms and provisions thereof. The Committee will have the power to interpret this Agreement, the Notice of Grant and the Incentive Plan, and to adopt such rules for the administration, interpretation and application of the Incentive Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). The Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Committee upon any questions arising under the Incentive Plan, this Agreement or the Notice of Grant. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Incentive Plan, this Agreement or the Notice of Grant. The obligations of the Company and the rights of the Participant are subject to all Applicable Laws, rules, and regulations.

Exhibit A to Consulting Agreement – 6

16.         Claims. The Participant’s sole remedy for any Claim shall be against the Company, and the Participant shall not have any claim or right of any nature against any Related Company (including, without limitation, any parent, subsidiary or affiliate of the Company) or any stockholder or existing or former director, officer or employee of the Company or any Related Company. The foregoing individuals and entities (other than the Company) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Paragraph 16.

17.         Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18.         Section 409A. The Award is intended to be exempt from or comply with the requirements of Section 409A, and shall be construed accordingly. Notwithstanding any other provision of this Agreement, the Notice of Grant, or the Incentive Plan to the contrary, with respect to any payments and benefits to which Section 409A applies, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.

19.         Governing Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the State of Delaware, without reference to any choice-of-law rules. The Company and Participant irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in Dallas County, the State of Texas.

20.         Recovery of Compensation. In accordance with Section 6.13 of the Incentive Plan, the Company may recoup all or any portion of any amount paid to the Participant in connection with the Award, as set forth in the Company’s clawback policy, if any, approved by the Board from time to time.

Exhibit A to Consulting Agreement – 7

21.         Entire Agreement. This Agreement, together with the Notice of Grant, the Incentive Plan and the Consulting Agreement supersede any and all other prior understandings and agreements, either oral or in writing, between the parties strictly with respect to the subject matter hereof and constitute the only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Notice of Grant. Each party to this Agreement and the Notice of Grant acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Notice of Grant or the Incentive Plan and that any agreement, statement, or promise that is not contained in this Agreement, the Notice of Grant or the Incentive Plan shall not be valid or binding or of any force or effect. Notwithstanding any provision of the Blucora, Inc. Executive Change of Control Severance Plan, as amended, or any agreement between the Company and the Participant, including the Participation Agreement, dated January 17, 2021, between the Company and the Participant, the RSUs shall not be eligible for acceleration upon Participant’s Termination of Service.

22.         Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

23.         Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24.         Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25.         Modification. No change or modification of this Agreement or the Notice of Grant shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement or the Notice of Grant without the Participant’s consent or signature for any reason, including, without limitation, if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with any Applicable Laws, including, without limitation (i) compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder, (ii) compliance with any federal or state securities laws, or (iii) compliance with the rules of any exchange or inter-dealer quotation system on which the Company’s Shares are listed or quoted; provided, however, that the Company may not make any amendment, change or modification that would reduce the number of RSUs granted pursuant to this Agreement and the Notice of Grant, except as specifically provided by Paragraph 9 or to the extent such reduction is required by Applicable Law. Notwithstanding the preceding sentence, the Company may amend the Incentive Plan to the extent permitted by the Incentive Plan.

Exhibit A to Consulting Agreement – 8